As filed with the Securities and Exchange Commission on October 30, 2000
                                               Registration No. 333-______


                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         _________________________

                                   FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          _________________________

                               MESABA HOLDINGS, INC.
           (Exact Name of Registrant as Specified in its Charter)

              Minnesota                              41-1399425
(State or other Jurisdiction of       (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                            7501 26th Avenue South
                        Minneapolis, Minnesota 55450
       (Address, including Zip Code, of Principal Executive Offices)
                             _________________________

                               MESABA HOLDINGS, INC.
                            2000 STOCK INCENTIVE PLAN
                              (Full Title of the Plan)
                             _________________________

                                  John S. Fredericksen
                                 7501 26th  Avenue South
                              Minneapolis, Minnesota 55450
                         (Name and address of agent for service)
                                     (612) 726-5151
          (Telephone number, including area code, of agent for service)

                                    COPIES TO:

                             Christopher C. Cleveland, Esq.
                       Briggs and Morgan, Professional Association
                                     2400 IDS Center
                               Minneapolis, MN  55402-2157
                                     (612) 334-8400

                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                                                    Proposed
                            Amount to      Proposed     Maximum      Amount
                                be         Maximum      Aggregate      of
Title of each class of      Registered(1)  Offering     Offering   Registration
securities to be registered                Price Per     Price        Fee
                                           Share (2)
-------------------------------------------------------------------------------
Mesaba Holdings, Inc. 2000 Stock Incentive Plan

Options to purchase common  2,137,475        N/A           N/A         N/A
  stock
Common stock (par value     2,137,475 shares $10.5938  $22,643,983  $5,978.01
  $0.01 per share)..............
-------------------------------------------------------------------------------
(1)This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Mesaba Holdings, Inc. 2000
Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the member of outstanding shares of Common Stock.

(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for such stock as reported by the Nasdaq Stock market on October 25, 2000.

                                   PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

      The Company incorporates herein by reference the following documents or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000;

      (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-4, Registration No. 333-22977 and Exhibit 3 to the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1997 and September 30, 1998; and

      (c) The Company's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers

      The Registrant, as a Minnesota corporation, is subject to the Minnesota Business Corporation Act Section 302A.521, which provides that a corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if such person: (i) has not been indemnified by another organization with respect to the same proceeding; (ii) acted in good faith; (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; (v) when acting in such person's official capacity, reasonably believed that the conduct was in the best interest of the Company; and (vi) when acting in an official capacity to another organization or employee benefit plan, at the request of the Company, reasonably believed that the conduct was not opposed to the best interest of the Company. Section 302A.521 also provides that the articles or bylaws of a company may prohibit indemnification or advances of expenses otherwise required by Section 302A.521 or may impose conditions on indemnification or advances of expenses in addition to the conditions described above, including, without limitation, monetary limits on indemnification or advances of expenses, if the conditions apply equally, to all persons or to all persons within a given class. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Article VI of the Company's Bylaws provides that to the fullest extent permitted by the Minnesota Business Corporation Act, a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as a director. Item 8.
Exhibits.

Number      Description

4.1 Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q for the quarter ended September 31, 1995

4.2         Articles of Amendment to the Company's Articles of
            Incorporation, incorporated by reference to Exhibit 3A to the Company's 10-Q for the quarter ended September 30, 1997

4.3         Articles of Amendment to the Company's Articles of
            Incorporation, dated August 31, 1998, incorporated by reference to the Company's Form 10-Q for the quarter ended September 30, 1998

4.4 Bylaws, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4, Registration No. 33-22977

4.5 Specimen certificate for shares of the Common Stock of the Company, incorporated by reference to Exhibit 4A to the Company's Form 10-K for the year ended March 31, 1989

5.1         Opinion of Briggs and Morgan, Professional Association

23.1        Consent of Independent Public Accountants

23.2 Consent of Briggs and Morgan, Professional Association (included in Exhibit 5.1)

24.1        Powers of Attorney

Item 9.  Undertakings.

      (a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 30th day of October, 2000.

                                    MESABA HOLDINGS, INC.


                                    By /s/Paul F. Foley
                                    --------------------------------------
                                    Paul F. Foley
                                    President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Paul F. Foley           President and Chief Executive      October 30, 2000
--------------------------  Officer, Director
Paul F. Foley               (Principal Executive Officer)


/s/ Robert E. Weil          Vice President and Chief           October 30, 2000
--------------------------  Financial Officer
Robert E. Weil             (Principal Financial Officer)


/s/ Jon R. Meyer            Director of Accounting/Controller  October 30, 2000
--------------------------  (Principal Accounting Officer)
Jon R. Meyer


/s/ Richard H. Anderson*    Director                           October 30, 2000
--------------------------
Richard H. Anderson


/s/ Pierson M. Grieve*      Director                           October 30, 2000
--------------------------
Pierson M. Grieve


/s/ Donald E. Benson*       Director                           October 30, 2000
---------------------------
Donald E. Benson


/s/ Carl R. Pohlad*         Director                           October 30, 2000
---------------------------
Carl R. Pohlad


/s/ Raymond W. Zehr, Jr.*   Director                           October 30, 2000
---------------------------
Raymond W. Zehr, Jr.


                            Director                           October __, 2000
---------------------------
Robert C. Pohlad


--------------------------- Director                           October __, 2000
Douglas M. Steenland


* By /s/ Paul F. Foley
---------------------------
Paul F. Foley
Attorney-In-Fact

                                 EXHIBIT INDEX

Exhibit
Number      Description


4.1 Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q for the quarter ended September 31, 1995

4.2         Articles of Amendment to the Company's Articles of
            Incorporation, incorporated by reference to Exhibit 3A to the Company's 10-Q for the quarter ended September 30, 1997

4.3         Articles of Amendment to the Company's Articles of
            Incorporation, dated August 31, 1998, incorporated by reference to the Company's Form 10-Q for the quarter ended September 30, 1998

4.4 Bylaws, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4, Registration No. 33-22977

4.5 Specimen certificate for shares of the Common Stock of the Company, incorporated by reference to Exhibit 4A to the Company's Form 10-K for the year ended March 31, 1989

5.1 Opinion of Briggs and Morgan, Professional Association (filed herewith)

23.1        Consent of Independent Public Accountants (filed herewith)

23.2 Consent of Briggs and Morgan, Professional Association (included in Exhibit 5.1)

24.1        Powers of Attorney (filed herewith)